UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2005

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

As previously reported by Auxilium Pharmaceuticals, Inc. (“Auxilium”, or, the “Company”), in June 2004 Auxilium entered into an agreement with BioSpecifics Technologies Corp. (“BioSpecifics”) whereby Auxilium was granted an exclusive license to develop, manufacture and market the protein pharmaceutical AA4500 (“AA4500”) as a potential treatment of Peyronie’s Disease and Dupuytren’s Disease (the “BTC Agreement”). Under the BTC Agreement, BioSpecifics was to be responsible for supplying clinical and commercial product supplies and Auxilium retained the right to qualify a back-up supplier. Also as previously reported by Auxilium, Auxilium has been in the process of qualifying a back-up supplier and negotiating the terms of an agreement with the potential back-up supplier for the production of the clinical supply of AA4500. In May 2005 and as previously reported by Auxilium, the BTC Agreement was amended to, among other things, allow Auxilium to qualify its back-up supplier as a primary supplier.

Auxilium has qualified Cobra Biologics Ltd. (“Cobra”) as a primary supplier under the BTC Agreement, as amended, and on July 27, 2005, Auxilium entered into an agreement (the “Cobra Manufacturing Agreement”) with Cobra for the process development, scale up and manufacture of AA4500 for Phase II/III clinical trials. The Cobra Manufacturing Agreement supplements the Research and Development Agreement that Auxilium entered into with Cobra on February 24, 2005, effective September 15, 2004, to perform certain research and development activities for Auxilium so that, among other things, Auxilium could determine whether to qualify Cobra as its back-up supplier under the BTC Agreement (the “Cobra R&D Agreement”). The terms and conditions of the Cobra R&D Agreement are incorporated by reference into the Cobra Manufacturing Agreement and, except to the extent specifically stated to the contrary in the Cobra Manufacturing Agreement, provide the general terms and conditions that govern the obligations of Cobra and Auxilium with respect to the work performed by Cobra under the Cobra Manufacturing Agreement. The terms and conditions of the Cobra R&D Agreement provide, among other things, that:

•	Subject to certain limited exceptions, neither party will use any of the confidential information of the other party other than for the performance of its obligation under the Cobra R&D Agreement, nor will it disclose or make available any of the other’s confidential information to anyone other than those of the receiving party’s employees, independent contractors or agents who reasonably need to know such confidential information in order to perform under the Cobra R&D Agreement;

•	Auxilium shall own all intellectual property and intellectual property rights that result from Cobra’s research and development efforts or that Cobra derives from any of Auxilium’s confidential information that Auxilium may provide to Cobra and Cobra will transfer all such intellectual property and intellectual property rights to Auxilium;

•	A grant of a power of attorney by Cobra to Auxilium to enforce its rights with respect to the transfer of intellectual property or intellectual property rights;

•	Unless otherwise specified in any exhibit to the Cobra R&D Agreement, either party may terminate the Cobra R&D Agreement upon a minimum of 30 days prior written notice for any reason or immediately in the event of a breach by the other party or the other party suffering or taking steps in any jurisdiction in relation to any event of insolvency, winding up and/or bankruptcy and/or similar procedure;

•	Subject to certain limitations, Auxilium will indemnify and hold Cobra, and each of its respective affiliates, officers, directors, employees and representatives, harmless from and against any and all claims, demands, investigations, suits or actions for any and all liability, losses, damages or expenses (including reasonable attorneys’ fees and costs of court) arising out of or related to the services performed by Cobra pursuant to the Cobra R&D Agreement, the negligence, bad faith or willful misconduct on the part of Auxilium, or a breach of any applicable law or regulation by Auxilium, or a material breach of the Cobra R&D Agreement by Auxilium; and

•	Subject to certain limitations, Cobra will indemnify and hold Auxilium, and each of its respective affiliates, officers, directors, employees and representatives, harmless from and against any and all claims, demands, investigations, suits or actions for any and all liability, losses, damages or expenses (including reasonable attorneys’ fees and costs of court) arising out of or related to the negligence, bad faith or willful misconduct on the part of Cobra, or a breach of any applicable law or regulation by Cobra, or a material breach of the Auxilium R&D Agreement by Cobra.

The Cobra Manufacturing Agreement specifically states that the services to be performed under certain sections of the Cobra Manufacturing Agreement may not be terminated upon a minimum of 30 days prior written notice for any reason as set forth in the Cobra R&D Agreement but, rather, may only be terminated immediately in the event of a breach by the other party or the other party suffering or taking steps in any jurisdiction in relation to any event of insolvency, winding up and/or bankruptcy and/or similar procedure.

The Cobra Manufacturing Agreement is divided into five stages with specific objectives, timelines, down payments and total payments that attach to each stage. Auxilium may terminate the Cobra Manufacturing Agreement at the completion of each stage if the objective or the timeline for such stage is not met. If all five stages are completed, then Auxilium will pay Cobra a total of $3,315,000, plus cost of consumables which the parties estimate will be approximately $502,000. At the time of execution of the Cobra Manufacturing Agreement, Stages 1 and 2 had been commenced by Cobra under the Cobra R&D Agreement and Auxilium had paid Cobra approximately $300,000 as partial payment for services rendered in connection therewith.

In Stages 1-3, Cobra will be responsible for developing a commercially scalable fermentation and purification process which yields a specified productivity of AA4500. In Stage 4, Cobra will be responsible for demonstrating the viability of the processes by manufacturing an engineering run of clinical supply of AA4500 performed under current Good Manufacturing Practices (“cGMP”) promulgated by the U.S. Food and Drug Administration. In Stage 5, Cobra will be responsible for manufacturing two cGMP reproducibility runs of clinical supply of AA4500 for use in Phase II/III clinical trials.

Manufacturing services provided by Cobra under the Cobra Manufacturing Agreement for Stages 4 and 5 will be subject to the terms and conditions of a contract manufacturing and clinical supply agreement to be negotiated between the parties. Such agreement will include, but not be limited to, criteria and standards governing scale up and production, cGMP compliance, including validation, testing, batch release, and other quality assurance, technical and regulatory requirements designated by Auxilium.

The foregoing is a summary descriptions of certain terms of the Cobra Manufacturing Agreement and the Cobra R&D Agreement (collectively, the “Cobra Agreements”) and, by their nature, are incomplete. The Company will file each of the Cobra Agreements as exhibits to its Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2005. All readers are encouraged to read the entire text of the Cobra Agreements when they are filed. The Company’s filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “Investor Relations – SEC Filings.”

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) Creation of a Direct Financial Obligation.

The description of each of the Cobra Agreements in “Item 1.01. Entry into a Material Definitive Agreement” of this Report are incorporated into this Item 2.03 by reference. Such descriptions are a summary of certain terms of each of the Cobra Agreements and, by their nature, are incomplete. The Company will file each of the Cobra Agreements as exhibits to its Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2005. All readers are encouraged to read the entire text of the Cobra Agreements when they are filed. The Company’s filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “Investor Relations – SEC Filings.”

ITEM 7.01	Regulation FD Disclosure.

A copy of the press release announcing the execution of the Cobra Manufacturing Agreement is furnished as Exhibit 99.1 to this Report. In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits.

(c) Exhibits.

99 1	*	Press release, dated August 2, 2005.

*	Exhibit 99.1 is furnished as an exhibit to this Report pursuant to Item 7.01 and shall not be deemed to be “filed” under the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: August 2, 2005	By:	/s/ James E. Fickenscher
	Name:	James E. Fickenscher
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release, dated August 2, 2005.